UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors.

On September 11, 2019, the Board of Directors (the "Board") of Barnes Group Inc. (the "Company") appointed Daphne E. Jones as an independent director of the Company, effective September 12, 2019, for a term ending on the date of the 2020 Annual Meeting of Stockholders.

There is no arrangement or understanding between Ms. Jones and any other persons by which she was selected as a director. Additionally, there are no transactions involving Ms. Jones requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Jones will participate in the standard compensation and benefit programs received by the Company's non-management directors, which are described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 22, 2019.

The Board has appointed Ms. Jones to the Audit Committee.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on September 11, 2019 announcing the election of Ms. Jones to the Board. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Document Description
99.1	Press Release of the Company dated September 11, 2019.
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2019	BARNES GROUP INC.
(Registrant)

	By:	/s/ Peter A. Gutermann
Peter A. Gutermann
Senior Vice President, General Counsel and Secretary